EXHIBIT 10.2

EMPLOYMENT SEPARATION AGREEMENT AND RELEASE

This Employment Separation Agreement and Release is entered into by Benjamin J. Marchive (hereinafter “Employee”) and Energy (Bermuda) Ltd, and all subsidiaries, (hereinafter “Employer”). Both the Employee and the Employer recognize that the Employee has resigned employment with Employer effective October 1, 2014 and this Agreement is being made to facilitate an amicable departure by Employee from Employer.

In consideration for (1) payment of $2,085,125, (less applicable taxes and withholdings); (2) an additional $38,900 (grossed-up for taxes) for 12 months of “COBRA” payments for medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act; and (3) Employer’s agreement to convey to Employee title to his company-issued automobile (2013 Lexus LXS570) (Employee shall reimburse Employer, on or before effective date for taxes owed on this in-kind payment valued at $67,919.70), with said amounts to be funded ten (10) days from the date on which Employee delivers an executed original of this Release (and provided Employee does not revoke any part of the Agreement as provided herein), and the other benefits provided for herein, Employee, being of lawful age, does hereby for himself, dependents, heirs, executors, and administrators, unconditionally release, acquit and forever discharge Employer and its subsidiaries and affiliates, and its owners, members, shareholders, officers, employees, directors, agents and assigns (hereinafter “Released Parties”), from any and all demands, causes of action, suits, charges, claims, liabilities, damages, costs and expenses of any nature whatsoever, in law or in equity, both known and unknown, and all future effects of past actions, and particularly, without limiting the generality of the foregoing, all matters relating to or arising on account of Employee’s employment with Employer, the termination of his employment with Employer, and all events arising, known or unknown, to the date of the execution of this Agreement, including, but without limiting the generality of the foregoing, all causes of action arising under or based upon: the Fair Labor Standards Act of 1938, 29 U.S.C. §201 et. seq.; Title VII of the Civil Rights Act of 1964, as amended, including the Civil Rights Act of 1991, 42 U.S.C. §2000e et. seq.; the so-called Reconstruction Statutes, in particular Sections 1981, 1983, and 1985 of the Civil Rights Act of 1866, 42 U.S.C. §§ 1981, 1983 & 1985; the Equal Pay Act of 1963, 29 U.S.C. § 206(d); the Rehabilitation Act of 1973, 29 U.S.C. § 701, et. seq.; the Employee Retirement Income Security Act of 1964 (ERISA), 29 U.S.C. § 1001 et. seq., Americans With Disabilities Act, 42 U.S.C. § 12111, et. seq.; Racketeer Influenced and Corrupt Organizations Act (RICO) 18 U.S.C. § 1961, et. seq.; Veteran’s Reemployment Rights Act, 38 U.S.C. § 2001 et. seq.; the Age Discrimination in Employment Act of 1967, as amended, including the Older Worker’s Benefit Protection Act, 29 U.S.C. §621 et seq.; the Texas Commission on Human Rights Act, Tex. Lab. Code § 21.001 et. seq.; and any other local, state, or federal statue, public policy, order, or regulation, however promulgated, affecting or relating to claims or rights of employees, including any and all suits at law or in equity, including tort, contract, or any other cognizable claim, such as breach of an express or implied contract, whether oral or written, promissory estoppel, quantum meruit, actual misrepresentation, constructive misrepresentation, defamation, including libel and slander, false light, interference with economic advantage, tortious interference with either a contract or prospective contractual relations, intentional infliction of emotional distress, invasion of privacy whether intentional or negligently caused, wrongful termination for any reason, breach of the covenant of good faith and fair dealing, prima facie tort, conversion, fraud, constructive fraud, negligent misrepresentation, gross negligence, negligence, constructive discharge, or conspiracy to commit any of the above, whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, which Employee ever had, has, or can assert to have had against the Released Parties referred to above occurring at any time prior to the date of the execution of this Agreement. Employee specifically acknowledges that no other compensation, bonus or other payment is owed him by Employer. Simply stated, this is a release of any and all claims and prevents Employee from ever suing or seeking money from any of the Released Parties referred to above for any acts or omissions which occurred prior to the execution of this Agreement. However, nothing in this Agreement shall be construed to waive any claim which is not waiveable as a matter of law. If any such claims are not waived pursuant to this release, then Employee assigns any such claims to Employer by signing this Agreement. Finally, Nothing in this Agreement shall be construed to restrict or prevent Employee from filing a charge or claim with the Equal Employment Opportunity Commission or any other state or federal administrative agency or from participating in an investigation conducted by such administrative agency. However, Employee understands and recognizes that even if a charge is filed by Employee or on Employee’s behalf with an administrative agency, Employee will not be entitled to any damages relating to any event which occurred prior to Employee’s execution of this Agreement.

Employee represents that he has not initiated any suit against Employer and at the time he executed this Agreement, he was unaware of the basis for any such suit.

Employee acknowledges that he is knowingly and voluntarily waiving and releasing rights he may have under the Age Discrimination in Employment Act of 1967, as amended, including the Older Worker Benefit Protection Act, 29 U.S.C. §621 et seq., (hereinafter referred to as the “ADEA.”) Employee also acknowledges that the consideration given for the waiver and release is in addition to anything of value to which he is already entitled. Employee further acknowledges that he has been advised by this writing, as required by the ADEA, that:

•	His waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement;
•	That he has the right to consult with an attorney prior to executing this Agreement;
•	He has twenty-one (21) days to consider this Agreement (although he may choose to voluntarily execute this Agreement earlier);
•	He has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement to waive potential age discrimination and/or retaliation claims under the ADEA; and,

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•	If Employee decides to revoke this Agreement after he has signed it, Employee shall notify Employer, in writing, of his decision to revoke this Agreement.

Employee agrees that the existence of this Agreement, and its contents, and any negotiations about this Agreement or the termination and separation of the employment relationship are to be held in absolute confidence and are not to be disclosed in any manner to any person or organization at any time with the exception that the Employee may consult with an advisor or attorney or as otherwise required by law and the exception that the Employer may be required to disclose such information as provided by law. Employee further agrees that the consideration being provided to him by Employer for this Separation Agreement and Release is predicated upon the Employee’s agreement to abide by the confidentiality provisions of this paragraph. Employee further agrees that should he be adjudicated to have breached the terms of this paragraph that he will be subject to all legal and equitable relief afforded by law, including the reimbursement of any attorneys’ fees and/or expenses by the Employer in recovering any such sums of money.

Employee shall not make to any other party any statement (whether oral, written, electronic, anonymous, on the Internet, or otherwise), which directly or indirectly impugns the quality or integrity of Employer’s or any of the other Released Parties’ business or employment practices, or any other disparaging or derogatory remarks about Employer or any of the other Released Parties.

Employee hereby agrees to and does hereby indemnify and hold harmless each and all of the Released Parties under this Agreement, from any and all claims, demands, costs of court, attorney’s fees, actions and causes of action which may hereinafter be asserted by any person, firm, corporation or entity filing a claim through or under Employee if such claim relates to Employee’s employment with Employer that has been released herein.

Employee acknowledges and agrees that the amount to be paid pursuant to this Agreement may be subject to taxes required by any local, state or federal law. Employee hereby accepts and agrees to bear all tax consequences, if any, associated upon the payments to him by Employer. Recognizing that such tax consequences are his sole responsibility, Employee further agrees to indemnify, defend (and/or pay reasonable defense attorney’s fees, at Employer’s option) and to hold Employer harmless from and against any tax claims, amounts, interest, penalties, fines or assessments brought or sought by any taxing authority or governmental agency with regard to Employee’s obligations, if any, on the payments to him by Employer in connection with this Agreement.

By his signature below, Employee represents that he has carefully read this Agreement and that he understands it to be a release of any and all claims against Employer and all those persons or business entities referred to above. Employee warrants that he is of legal age and legally competent to execute this Agreement, and that he does so of his own free will without reliance on any representation of any kind or character not expressly set forth herein.

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This Employment Separation Agreement and Release supersedes all prior agreements, understandings or statements, whether oral or in writing No waiver of any of the terms of this Release shall be valid unless in writing and signed by both parties.

/s/ B. Marchive	By:	/s/ Kerry McDonough
Benjamin J. Marchive		Kerry McDonough

8/20/14	8/20/14
Date	Date

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